Exhibit (a)(vi)

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO STOCK FUNDS, INC.



         INVESCO Stock Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article III, Section 1 of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                   ARTICLE III
                                 CAPITALIZATION

               Section 1. The aggregate number of shares of stock of all series which the Company shall have the authority to issue is two billion (2,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of twenty million dollars ($20,000,000). Such stock may be issued as full shares or as fractional shares.

               In the exerecise of powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designates eight classes of shares of common stock of the Company to be designated as the INVESCO Blue Chip Growth Fund, the INVESCO Dynamics Fund, the INVESCO Endeavor Fund, the INVESCO Growth & Income Fund, the INVESCO Small Company Growth Fund, the INVESCO S&P 500 Index Fund -- Class I, the INVESCO S&P 500 Index Fund -- Class II, and the INVESCO Value Equity Fund. Four hundred million (400,000,000) shares are classified as and are allocated to the INVESCO Blue Chip Growth Fund. Two hundred million (200,000,000) shares are classified as and are allocated to the INVESCO Dynamics Fund. One hundred million (100,000,000) shares are classified as and are allocated to the INVESCO Growth & Income Fund. One hundred million (100,000,000) shares are classified as and are allocated to the INVESCO Endeavor Fund. Two hundred million (200,000,000) shares are classified as and are allocated to the INVESCO Small Company Growth Fund. One hundred million (100,000,000) shares are classified as and are allocated to the INVESCO S&P 500 Index Fund -- Class I. One hundred million (100,000,000) shares are classed as and are allocated to the INVESCO S&P 500 Index Fund -- Class II. One hundred million (100,000,000) shares are classified as and are allocated to the INVESCO Value Equity Fund.

               Unless otherwise prohibited by law, so long as the corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the corporation is authrized to issue may be incrased or decreased by the board of directors in accordance with the applciable provisons of the Maryland General Corporaiton law.

         SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

         THIRD: The foregoing amendment, in accordance with the requirements of Section 2-605 of the General Corporation Law of the State of Maryland, was unanimously approved by the board of directors of the Company on Februry 3, 1999.

         The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

         IN WITNESS WHEREOF, INVESCO Stock Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its President on the 13th day of July, 1999.

         These Articles of Amendment shall be effective as of the 15th day of July, 1999 by the Maryland State Department of Assessments and Taxation.

                                      INVESCO STOCK FUNDS, INC.


                                      By: /s/ Mark H. Williamson, President
                                          ---------------------------------
                                          Mark H. Williamson, President

         WITNESSED:

         By:  /s/ Alan I. Watson
              ----------------------------
                  Alan I. Watson,
                  Assistant Secretary

                                  CERTIFICATION

         I, Ruth A. Christenson, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

         Given my hand and official seal this 13th day of July, 19999


                                                    /s/ Ruth A. Christensen
                                                       -------------------------
                                                        Notary Public

My Commission Expires: March 16, 2002
                      --------------------